Exhibit 99.(a)(45)

MORGAN STANLEY INSTITUTIONAL FUND, INC.

ARTICLES SUPPLEMENTARY

MORGAN STANLEY INSTITUTIONAL FUND, INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST:  The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SECOND:  The Board of Directors of the Corporation (the “Board of Directors”), at a meeting duly convened and held on December 9-10, 2009, adopted resolutions which:  (i) increased the total number of shares of stock which the Corporation has authority to issue to twenty-five billion five hundred million (25,500,000,000) shares of common stock; and (ii) established four (4) additional portfolios of common stock, each such portfolio consisting of four classes, designated as International Opportunity Portfolio — Class I, International Opportunity Portfolio — Class P, International Opportunity Portfolio — Class H, International Opportunity Portfolio — Class L, Advantage Portfolio — Class I, Advantage Portfolio — Class P, Advantage Portfolio — Class H, Advantage Portfolio — Class L, Equity Growth Portfolio — Class I, Equity Growth Portfolio — Class P, Equity Growth Portfolio — Class H, Equity Growth Portfolio — Class L, Global Growth Portfolio — Class I, Global Growth Portfolio — Class P, Global Growth Portfolio — Class H and Global Growth Portfolio — Class L, respectively, and classified 500,000,000 shares of common stock as shares of International Opportunity Portfolio — Class I, 500,000,000 shares of common stock as shares of International Opportunity Portfolio — Class P, 500,000,000 shares of common stock as shares of International Opportunity Portfolio — Class H, 500,000,000 shares of common stock as shares of International Opportunity Portfolio — Class L, 500,000,000 shares of common stock as shares of Advantage Portfolio — Class I, 500,000,000 shares of common stock as shares of Advantage Portfolio — Class P, 500,000,000 shares of common stock as shares of Advantage Portfolio — Class H, 500,000,000 shares of common stock as shares of Advantage Portfolio — Class L, 500,000,000 shares of common stock as shares of Equity Growth Portfolio — Class I, 500,000,000 shares of common stock as shares of Equity Growth Portfolio — Class P, 500,000,000 shares of common stock as shares of Equity Growth Portfolio — Class H, 500,000,000 shares of common stock as shares of Equity Growth Portfolio — Class L, 500,000,000 shares of common stock as shares of Global Growth Portfolio — Class I, 500,000,000 shares of common stock as shares of Global Growth Portfolio — Class P, 500,000,000 shares of common stock as shares of Global Growth Portfolio — Class H and 500,000,000 shares of common stock as shares of Global Growth Portfolio — Class L.

THIRD:  The terms applicable to the classes of common stock designated and classified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing classes of common stock which are set forth in the Articles of Restatement of the Corporation, as amended and supplemented (the “Charter”).

FOURTH:  As of immediately before the increase in the number of authorized shares as set forth above, the total number of shares of stock of all classes that the Corporation had authority to issue was seventeen billion five hundred million (17,500,000,000) shares of common stock, having an aggregate par value of twenty-one million five hundred thousand dollars ($21,500,000) and designated and classified in the following portfolios and classes:

NAME OF CLASS	NUMBER OF SHARES OF COMMON STOCK CLASSIFIED AND ALLOCATED

Active International Allocation Portfolio — Class I	500,000,000 shares
Active International Allocation Portfolio — Class P	500,000,000 shares
Capital Growth Portfolio — Class I	500,000,000 shares
Capital Growth Portfolio — Class P	500,000,000 shares
Emerging Markets Debt Portfolio — Class I†	500,000,000 shares
Emerging Markets Debt Portfolio — Class P†	500,000,000 shares
Emerging Markets Debt Portfolio — Class H†	500,000,000 shares
Emerging Markets Debt Portfolio — Class L†	500,000,000 shares
Emerging Markets Portfolio — Class I	500,000,000 shares
Emerging Markets Portfolio — Class P	500,000,000 shares
Focus Growth Portfolio — Class I	500,000,000 shares
Focus Growth Portfolio — Class P	500,000,000 shares
Global Franchise Portfolio — Class I	500,000,000 shares
Global Franchise Portfolio — Class P	500,000,000 shares
Global Real Estate Portfolio — Class I	500,000,000 shares
Global Real Estate Portfolio — Class P	500,000,000 shares
Global Real Estate Portfolio — Class H	500,000,000 shares
Global Real Estate Portfolio — Class L	500,000,000 shares
International Equity Portfolio — Class I	500,000,000 shares
International Equity Portfolio — Class P	500,000,000 shares
International Growth Equity Portfolio — Class I	500,000,000 shares
International Growth Equity Portfolio — Class P	500,000,000 shares
International Real Estate Portfolio — Class I	500,000,000 shares
International Real Estate Portfolio — Class P	500,000,000 shares
International Small Cap Portfolio — Class I	1,000,000,000 shares
International Small Cap Portfolio — Class P	500,000,000 shares
Large Cap Relative Value Portfolio — Class I	500,000,000 shares
Large Cap Relative Value Portfolio — Class P	500,000,000 shares
Small Company Growth Portfolio — Class I	500,000,000 shares
Small Company Growth Portfolio — Class P	500,000,000 shares
U.S. Real Estate Portfolio — Class I	500,000,000 shares
U.S. Real Estate Portfolio — Class P	500,000,000 shares
U.S. Small/Mid Cap Value Portfolio — Class I	500,000,000 shares
U.S. Small/Mid Cap Value Portfolio — Class P	500,000,000 shares
Total	17,500,000,000 shares

†      The par value of all shares of common stock of all portfolios and classes that the Corporation has authority to issue is $0.001 per share, with the exception of the shares of common stock classified as Emerging Markets Debt Portfolio — Class I, Emerging Markets Debt Portfolio — Class P, Emerging Markets Debt Portfolio — Class H and Emerging Markets Debt Portfolio Class L, which have a par value of $0.003 per share.

FIFTH:  As increased, the total number of shares of stock of all classes that the Corporation has authority to issue is twenty-five billion five hundred million (25,500,000,000) shares of common stock, having an aggregate par value of twenty-nine million five hundred thousand dollars ($29,500,000) and designated and classified in the following portfolios and classes:

NAME OF CLASS	NUMBER OF SHARES OF COMMON STOCK CLASSIFIED AND ALLOCATED

Active International Allocation Portfolio — Class I	500,000,000 shares
Active International Allocation Portfolio — Class P	500,000,000 shares
Advantage Portfolio — Class I	500,000,000 shares
Advantage Portfolio — Class P	500,000,000 shares
Advantage Portfolio — Class H	500,000,000 shares
Advantage Portfolio — Class L	500,000,000 shares
Capital Growth Portfolio — Class I	500,000,000 shares
Capital Growth Portfolio — Class P	500,000,000 shares
Emerging Markets Debt Portfolio — Class I†	500,000,000 shares
Emerging Markets Debt Portfolio — Class P†	500,000,000 shares
Emerging Markets Debt Portfolio — Class H†	500,000,000 shares
Emerging Markets Debt Portfolio — Class L†	500,000,000 shares
Emerging Markets Portfolio — Class I	500,000,000 shares
Emerging Markets Portfolio — Class P	500,000,000 shares
Equity Growth Portfolio — Class I	500,000,000 shares
Equity Growth Portfolio — Class P	500,000,000 shares
Equity Growth Portfolio — Class H	500,000,000 shares
Equity Growth Portfolio — Class L	500,000,000 shares
Focus Growth Portfolio — Class I	500,000,000 shares
Focus Growth Portfolio — Class P	500,000,000 shares
Global Franchise Portfolio — Class I	500,000,000 shares
Global Franchise Portfolio — Class P	500,000,000 shares
Global Growth Portfolio — Class I	500,000,000 shares
Global Growth Portfolio — Class P	500,000,000 shares
Global Growth Portfolio — Class H	500,000,000 shares
Global Growth Portfolio — Class L	500,000,000 shares
Global Real Estate Portfolio — Class I	500,000,000 shares
Global Real Estate Portfolio — Class P	500,000,000 shares
Global Real Estate Portfolio — Class H	500,000,000 shares
Global Real Estate Portfolio — Class L	500,000,000 shares

International Equity Portfolio — Class I	500,000,000 shares
International Equity Portfolio — Class P	500,000,000 shares
International Growth Equity Portfolio — Class I	500,000,000 shares
International Growth Equity Portfolio — Class P	500,000,000 shares
International Opportunity Portfolio — Class I	500,000,000 shares
International Opportunity Portfolio — Class P	500,000,000 shares
International Opportunity Portfolio — Class H	500,000,000 shares
International Opportunity Portfolio — Class L	500,000,000 shares
International Real Estate Portfolio — Class I	500,000,000 shares
International Real Estate Portfolio — Class P	500,000,000 shares
International Small Cap Portfolio — Class I	1,000,000,000 shares
International Small Cap Portfolio — Class P	500,000,000 shares
Large Cap Relative Value Portfolio — Class I	500,000,000 shares
Large Cap Relative Value Portfolio — Class P	500,000,000 shares
Small Company Growth Portfolio — Class I	500,000,000 shares
Small Company Growth Portfolio — Class P	500,000,000 shares
U.S. Real Estate Portfolio — Class I	500,000,000 shares
U.S. Real Estate Portfolio — Class P	500,000,000 shares
U.S. Small/Mid Cap Value Portfolio — Class I	500,000,000 shares
U.S. Small/Mid Cap Value Portfolio — Class P	500,000,000 shares
Total	25,500,000,000 shares

†      The par value of all shares of common stock of all portfolios and classes that the Corporation has authority to issue is $0.001 per share, with the exception of the shares of common stock classified as Emerging Markets Debt Portfolio — Class I, Emerging Markets Debt Portfolio — Class P, Emerging Markets Debt Portfolio — Class H and Emerging Markets Debt Portfolio Class L, which have a par value of $0.003 per share.

SIXTH:  The aggregate number of shares of stock of all classes that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law, and the shares of International Opportunity Portfolio — Class I, International Opportunity Portfolio — Class P, International Opportunity Portfolio — Class H, International Opportunity Portfolio — Class L, Advantage Portfolio — Class I, Advantage Portfolio — Class P, Advantage Portfolio — Class H, Advantage Portfolio — Class L, Equity Growth Portfolio — Class I, Equity Growth Portfolio — Class P, Equity Growth Portfolio — Class H, Equity Growth Portfolio — Class L, Global Growth Portfolio — Class I, Global Growth Portfolio — Class P, Global Growth Portfolio — Class H and Global Growth Portfolio — Class L have been classified and designated by the Board of Directors under the authority contained in Article FIFTH, Section 3 of the Charter.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to on its behalf by its Secretary on this 20th day of January, 2010.

MORGAN STANLEY INSTITUTIONAL FUND, INC.

	By:	/s/ Randy Takian
Randy Takian
President

ATTEST:

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

THE UNDERSIGNED, President of MORGAN STANLEY INSTITUTIONAL FUND, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

/s/ Randy Takian
Randy Takian
President